UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): November 8, 2006

Commission File No. 001-31984

Delaware	001-31984	13-3994449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida		33314
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     As previously reported, at a meeting of the Board of Directors (the “Board”) of Bristol West Holdings, Inc. (“Bristol West”) held on November 8, 2006, the Board elected Allan W. Ditchfield to serve as a member of the Board.  The Board did not appoint Mr. Ditchfield to serve on any Board committee.

On November 15, 2006, the Board’s Compensation Committee (the “Compensation Committee”) met to determine Mr. Ditchfield’s compensation for 2006.  The Compensation Committee determined that Mr. Ditchfield would receive during 2006 the non-employee director fees that are described in Bristol West’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2006 (the “2006 Proxy Statement”).  The Compensation Committee determined that Bristol West would pay on a pro-rata basis the fees payable in arrears for the fourth quarter of 2006.  As a director, Mr. Ditchfield is entitled to participate in the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation and Stock Award Plan, which is described in the 2006 Proxy Statement.

As described in the 2006 Proxy Statement, in February 2006, the Compensation Committee determined that it would make restricted stock awards every other year on a regular basis in the amount of $40,000 to non-employee directors who are not affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”).  Mr. Ditchfield is a non-employee director and is not affiliated with KKR.  On November 15, 2006, the Compensation Committee made a similar pro-rata restricted stock award to Mr. Ditchfield in the amount of $25,753 pursuant to the 2004 Stock Incentive Plan for Bristol West Holdings, Inc. and Subsidiaries.  Based on the last reported closing price per share of our common stock, as reported on the NYSE, on November 15, 2006, which was $14.79, this award resulted in the issuance to Mr. Ditchfield of 1,741 shares of restricted common stock.  The award agreement for this restricted stock award provides that the award will be forfeited if Mr. Ditchfield’s service with Bristol West terminates before February 21, 2008, the vesting date, except for death or disability.  The award agreement also provides that the vesting conditions for the award will be accelerated in full for certain mergers, sales or other business combinations and for death or disability.  Pursuant to the award agreement, Mr. Ditchfield has sole voting power with respect to shares of restricted stock, but does not have investment power or the right to receive accumulated dividends with respect to the shares.  Bristol West will pay accumulated dividends on this restricted stock to Mr. Ditchfield only after the shares of restricted stock are vested pursuant to the terms of the award agreement.  Bristol West will pay these accumulated dividends at the same rate as for all other shares of its Common Stock.

Item 7.01. Regulation FD Disclosure.

As disclosed above under Item 5.02, on November 8, 2006, the Board elected Allan W. Ditchfield to serve as a member of the Board. Bristol West’s press release announcing Mr. Ditchfield’s election is being furnished as Exhibit 99.1 to this Form 8-K and shall not be deemed filed for the purposes of Section 18 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

99.1       Press Release, dated November 8, 2006 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: November 15, 2006	By:	/s/ Craig E. Eisenacher

Craig E. Eisenacher
Senior Vice President – Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number and Description

99.1        Press Release, dated November 8, 2006 (furnished pursuant to Item 7.01)